                                                                   EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated May 28, 1996, relating to the consolidated financial statements of The Tracker Corporation of America, which appears in such Prospectus. We also consent to the application of such report to the Financial Statement Schedule for the year ended March 31, 1996 listed under Item 16(b) of this Registration Statement when such schedule is read in conjunction with the financial statements referred to in our report. The audits referred to in such report also included these schedules. We also consent to the references to us under the headings "Experts," "Summary Consolidated Financial Data" and "Selected Consolidated Financial Data" in such Prospectus. However, it should be noted that Price Waterhouse LLP has not prepared or certified such "Summary Consolidated Financial Data" or "Selected Consolidated Financial Data".

/s/ PRICE WATERHOUSE LLP

Phoenix, Arizona
July 12, 1996